Exhibit 5.1

(JOSEPH I. EMAS, ATTORNEY-AT-LAW LETTERHEAD)

Board of Directors

Teliphone Corp.

RE: Teliphone Corp.
Registration Statement on Form SB-2
Registration No. 333-136993

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company's certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion.

I have also, as counsel for the Company, examined the Registration Statement (the "Registration Statement") of your Company on Form SB-2, covering the registration under the Securities Act of 1933 of up to 20,000,000 shares of Common Stock, $.001 par value of the Company and the resale of 33,554,014 shares of Common Stock, $.001 par value of the Company by selling shareholders.

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.

2. The Company has an authorized capitalization of 125,000,000 shares of Common Stock and no shares of Preferred Stock.

3. The shares of Common Stock currently issued and outstanding, including the 33,554,014 shares of Common Stock, $.001 par value of the Company issued to the selling shareholders described in the Registration Statement are duly and validly authorized, fully paid and non-assessable.

4. The 20,000,000 shares of Common Stock to be issued and outstanding pursuant to the offering described in the Registration Statement, upon the issuance thereof, will be duly and validly issued as fully paid and non-assessable.

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This opinion includes my opinion on Nevada law including, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

I hereby consent to the use of my name in the Registration Statement and Prospectus and I also consent to the filing of this opinion as an exhibit thereto.

                                           Very truly yours,


December 18, 2006                          /s/ JOSEPH I. EMAS
                                           ------------------------------------
                                           JOSEPH I. EMAS, ESQUIRE